Exhibit 10.3
AMENDMENT NO. 1
TO
CREDIT CARD PROGRAM AGREEMENT
     This Amendment No. 1 to the Credit Card Program Agreement (the “Amendment”) is made and entered into this 17th day of November, 2006, by and among Pier 1 Imports (U.S.), Inc., a Delaware corporation (“Pier 1”) and Chase Bank USA, N.A. (“Bank”).
WITNESSETH:
     WHEREAS, Pier 1 and Bank have previously entered into that certain Credit Card Program Agreement, dated as of August 30, 2006 (the “Program Agreement”);
     WHEREAS, Pier 1 and Bank desire to amend the Program Agreement to provide for certain modifications to the payment and handling of certain fees and settlements addressed by the Program Agreement;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS AND USAGE
1.1 Definitions.
     For purposes of this Amendment, capitalized terms used but not otherwise defined in this Amendment will have the meaning ascribed to such terms in the Program Agreement.
1.2 Miscellaneous.
     (a) As used herein: (1) all references to the plural number shall include the singular number (and vice versa); (2) all references to “herein,” “hereunder,” “hereof” or like words shall refer to this Amendment as a whole and not to any particular section, subsection or clause contained in this Amendment; (3) all references to “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (4) unless specified as Business Days or Fiscal Months, all references to days or months shall be deemed references to calendar days or months; and (5) all references to “$” or “dollars” shall be deemed references to United States dollars.
     (b) Any approvals and consents required under this Amendment shall not be unreasonably withheld, unless such consent or approval may be made in the sole discretion of a party.
     (c) This Amendment was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

ARTICLE 2
AMENDMENTS
2.1 Amendment to Section 7.1 of the Program Agreement.
     Section 7.1 of the Program Agreement is amended to read in its entirety as follows:
7.1 Reports. From the Closing Date to the Systems Transition Date, within ten (10) Business Days after the end of each Fiscal Month or such other time as may be agreed by the Parties with respect to particular reports, Pier 1 shall provide to the Management Committee and Bank the report specified in Schedule 7.1(a) (which report shall be reported on a Fiscal Month, calendar month or cycles-basis, as agreed upon by the parties), and such other reports as are mutually agreed to by the Parties from time to time. From and after the Systems Transition Date, within ten (10) Business Days after the end of each Fiscal Month or such other time as may be agreed by the Parties with respect to particular reports, Bank shall provide to the Management Committee and Pier 1 the report specified in Schedule 7.1(b) (which report shall be reported on a Fiscal Month, calendar month or cycles-basis, as agreed upon by the parties), and such other reports as are mutually agreed to by the Parties from time to time. The payment report to be delivered by either Pier 1 or Bank pursuant to this Section 7.1 shall be known as a “Monthly Settlement Sheet”.
2.2 Amendment to Section 8.4(b) of the Program Agreement.
     Section 8.4(b) of the Program Agreement is amended to read in its entirety as follows:
     “(b) Bank shall remit to Pier 1 for itself and the Retail Merchants, an amount calculated in accordance with Schedule 8.4(a) or Schedule 8.4(b), as applicable.”
2.3 Amendment to Section 9.1(a) of the Program Agreement.
     Section 9.1(a) of the Program Agreement is amended to read in its entirety as follows:
     (a) Payments.
     (i) Not later than 1:00 pm (Central time) on each Business Day, Bank shall initiate payment to Pier 1 an amount equal to the amount set forth on Schedule 8.4(a) or Schedule 8.4(b), as applicable, with respect to the Accounts.
     (ii) Not later than 1:00 p.m. (Central time) on the tenth (10th) Business Day after the end of each Fiscal Month, Bank shall initiate payment to Pier 1 in the amounts determined in accordance with Schedule 7.1(a) or Schedule 7.1(b), as applicable, with respect to the Accounts.
For the avoidance of doubt, any such payment shall not be deemed a waiver of, or in any other way limit, a Party’s right to pursue any dispute with respect to such payment in accordance with the terms of this Agreement and each of Bank or Pier 1 may invoke the dispute resolution procedures set forth herein following payment of such amounts.

2.4 Amendment to Schedule 7.1 of the Program Agreement.
     During the period between the Closing Date and the Systems Transition Date, the Parties shall use Schedule 7.1(a) attached hereto in lieu of Schedule 7.1 attached to the Program Agreement. Following the Systems Transition Date, the Parties shall use Schedule 7.1(b) attached hereto in lieu of Schedule 7.1 attached to the Program Agreement.
2.5 Amendment to Schedule 8.4 of the Program Agreement.
     During the period between the Closing Date and the Systems Transition Date, the Parties shall use Schedule 8.4(a) attached hereto in lieu of Schedule 8.4 attached to the Program Agreement. Following the Systems Transition Date, the Parties shall use Schedule 8.4(b) attached hereto in lieu of Schedule 8.4 attached to the Program Agreement.
2.6 No Other Amendments
     Except as amended by this Amendment, all other provisions of the Program Agreement remain unmodified and in full force and effect.
ARTICLE 3
GENERAL PROVISIONS
3.1 Severability
     If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
3.2 Governing Law
     (a) This Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.
     (b) Each Party shall comply in all material respects with Applicable Law in connection with its activities and the exercise of its rights and performance of its obligations hereunder.
3.3 Execution of Amendment
     This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIER 1 IMPORTS (US), INC.
By:
Name:
Title:

CHASE BANK USA, NA
By:
Name:
Title: